Exhibit 99.1

FOURTH AGREEMENT OF AMENDMENT

FOURTH AGREEMENT OF AMENDMENT (this “Agreement”), dated as of February 1, 2007, by and between, The First American Corporation, a California corporation (“First American”), for itself and on behalf of the First American Subsidiaries (as defined below) and Experian Information Solutions, Inc., an Ohio corporation (“Experian”; Experian and First American, each a “Party” and, collectively, the “Parties”).

WITNESSETH:

WHEREAS, First American, certain subsidiaries of First American (the “First American Subsidiaries”) and Experian are parties to that certain Contribution and Joint Venture Agreement, dated as of November 30, 1997 (the “Original Contribution Agreement”), as amended by that certain Agreement of Amendment, dated June 30, 2003, by and between First American and Experian (the “First Amendment”), that certain Second Agreement of Amendment, dated September 23, 2003, by and between First American and Experian (the “Second Amendment”) and that certain Amended and Restated Omnibus Agreement, dated June 22, 2005, by and between First American Real Estate Solutions LLC (“FARES”), Experian and First American (the “Omnibus Agreement”) (the Original Contribution Agreement, as amended by the First Amendment, the Second Amendment and the Omnibus Agreement, the “Contribution Agreement”);

WHEREAS, the First American Subsidiaries and Experian are parties to that certain Operating Agreement for First American Real Estate Solutions LLC, a California limited liability company, dated as of November 30, 1997 (the “Original Operating Agreement”), as amended by the First Amendment, the Second Amendment and the Omnibus Agreement (the Original Operating Agreement, as amended by the First Amendment, the Second Amendment and the Omnibus Agreement, the “Operating Agreement”);

WHEREAS, FARES proposes to enter into a transaction with CoreLogic Systems, Inc. (“CoreLogic”) and the stockholders of CoreLogic pursuant to which, among other matters, (a) FARES will contribute to its wholly-owned subsidiary, First American Real Estate Solutions LP, a Delaware limited partnership (the “LP”), all of the equity held by FARES of BasePoint Analytics LLC, Basis 100 Inc., Bohan Group, LLC, Infinity Information Solutions, LLC, UK Valuation Ltd. and Veros Real Estate Solutions, LLC (the “Equity Contributions”), (b) subsequent to the Equity Contributions FARES will cause the LP to merge (the “Merger”) with and into First American CoreLogic, Inc., a Delaware corporation and wholly-owned subsidiary of FARES (“Newco”), (c) the stockholders of CoreLogic will sell to Sirius Holding Corp., a Delaware corporation and wholly-owned subsidiary of Newco, approximately 25% of their equity interest in CoreLogic for cash, (d) the stockholders of CoreLogic will contribute to Newco their remaining equity interest in CoreLogic, (e) Newco will issue to FARES Class B common stock having 10 votes per share constituting approximately 81.71% of total equity of Newco, (f) Newco will issue to the CoreLogic stockholders Class A common stock having 1 vote per share constituting approximately 18.29% of the total equity of Newco, (g) Newco and the CoreLogic stockholders will enter into a registration rights agreement pursuant to which, among other matters, the CoreLogic stockholders will have the right to cause Newco to become a public company, (h) Newco, FARES and the CoreLogic stockholders will enter into a stockholders agreement pursuant to which, among other matters, the CoreLogic stockholders will have the right to tag-along in a sale by FARES of its equity interests in Newco, put to FARES at fair market value (as determined by an investment bank) their interests in Newco between the third and six annual anniversary of the closing of the transaction, appoint directors to the board of Newco and have the ability to prevent the taking of certain actions by Newco and (i) Newco will enter into a services agreement with First American (collectively, the “Transaction”) and

WHEREAS, in connection with the Transaction, the Parties desire to: (i) amend the Contribution Agreement and (ii) amend the Operating Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Parties hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given thereto in the Operating Agreement.

2. Effectiveness. This Agreement shall become effective upon the closing of the Transaction (the “Effective Date”). In the event the Transaction fails to close for any reason on or prior to March 1, 2007, this Agreement shall be null and void.

3. Amendment to the Contribution Agreement. As of the Effective Date, the Contribution Agreement shall be amended as follows:

(a) The defined term “Adjusted Earnings” in Section 1.01 is deleted in its entirety and replaced with the following:

““Adjusted Earnings” means, for any period, an amount equal to the sum of (i) the profits of NEWCO and FARES II, on a consolidated basis, minus NEWCO’s equity in the profits of First Advantage and minus the profits of CoreLogic, assuming an effective tax rate of 40% (which percentage the Parties may from time to time hereafter agree to adjust to reflect material changes in tax rates), (ii) unless Experian has caused a FARES Distribution (as defined in the Omnibus Agreement), NEWCO’s equity in the profits of First Advantage (minus 40% of such profits only if US GAAP requires NEWCO’s equity therein to be on a pre-tax basis), with an appropriate adjustment to reflect the distribution of First Advantage shares pursuant to a Special FARES Distribution (as defined in the Omnibus Agreement) and (iii) the profits of CoreLogic (minus 40% of such profits only if US GAAP requires NEWCO’s equity therein to be on a pre-tax basis), in each case as determined in accordance with US GAAP and excluding extraordinary gains and charges, restructuring charges and other unusual or infrequently occurring items.”.

(b) Section 1.01 shall be amended by adding the following term in alphabetical order:

““CoreLogic” shall mean First American CoreLogic, Inc., a Delaware corporation.”

“Omnibus Agreement” shall mean that certain Amended and Restated Omnibus Agreement, dated June 22, 2005, by and between FAFCO, EXPERIAN and NEWCO.”.

4. Amendment to the Operating Agreement. As of the Effective Date, the Operating Agreement is amended as follows:

“CoreLogic” means First American CoreLogic, Inc., a Delaware corporation.

(a) Subsections (a) and (a)(1) of Section 5.05 are deleted in their entirety and replaced with the following:

“(a) Subject to applicable law and any limitations contained elsewhere in this Agreement (including, without limitation, Section 4.05(b)), the Management Committee (i) shall, at the time of any payment by the Members in respect of their income tax obligations attributable to their respective Membership Interests, distribute to the Members, based upon their then respective Percentage Interests, 40% (which percentage the Management Committee may from time to time hereafter, upon the unanimous vote of the Managers, adjust to reflect material changes in tax rates) of Net Profits after subtracting from Net Profits the Company’s equity in the earnings of First Advantage and after subtracting the net profits of CoreLogic, plus any dividends paid by First Advantage and CoreLogic to the Company, in each case for the period for which such payment of taxes is being made and (ii) may, in its sole discretion, elect from time to time to otherwise distribute Distributable Cash to the Members; provided that:

(1)

until the fifth anniversary of the closing of the First Advantage Transaction (the “Covered Period”), to the extent that such distribution and any concurrent distribution made pursuant to clause (3) below would not leave the Company and FARES II and their respective subsidiaries (other than First Advantage) with an aggregate cash balance of less than $30,000,000, the Management Committee shall distribute for each year of such period an amount equal to not less than the sum of: (I) 67% of the difference of (A) Net Profits after subtracting the Company’s equity in the earnings of First Advantage and after subtracting the net profits of CoreLogic, plus any dividends paid by First Advantage and CoreLogic to the Company for the applicable year minus (B) any distribution made pursuant to subsection (a), clause (i) of this Section 5.05 for such year and (II) 67% of the net profits of CoreLogic;”.

5. Consent. Experian hereby acknowledges receipt of the material documents evidencing the Transaction and consents to the Transaction. Pursuant to Section 4.03 of the Operating Agreement, First American, on behalf of FARES, seeks the consent of the Experian Managers to the Transaction, and by countersigning below the Experian Managers hereby consent to the Transaction.

6. Miscellaneous.

(a) Except as expressly modified by this Agreement, the Contribution Agreement and the Operating Agreement shall continue to be and remain in full force and effect in accordance with their respective terms. Any future reference to the Contribution Agreement shall from and after the Effective Date be deemed to be a reference to the Contribution Agreement as amended by this Agreement. Any future reference to the Operating Agreement shall from and after the Effective Date be deemed to be a reference to the Operating Agreement as amended by this Agreement.

(b) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

(c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(d) This Agreement may be executed by facsimile signature and each such signature shall be treated in all respects as having the same effect as the original signature.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, each of the Parties has caused its name to be hereunto subscribed by its officer thereunto duly authorized, all as of the day and year first above written.

THE FIRST AMERICAN CORPORATION, acting for itself and the First American Subsidiaries

By:	/s/ Kenneth D. DeGiorgio
Name:	Kenneth D. DeGiorgio
Title:	SVP

EXPERIAN INFORMATION SOLUTIONS, INC.

By:	/s/ Scott Wheeler
Name:	Scott Wheeler
Title:	Treasurer

ACKNOWLEDGED AND AGREED:

The Experian Managers

/s/ John Peace	/s/ Don Robert
John Peace	Don Robert